EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.         A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.         To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By:                    /s/ Job Warshaw

      Job Warshaw

      President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

JPMBB 2013-C15

JPMBB Commercial Mortgage Securities Trust 2013-C15, Commercial Mortgage Pass Through

Certificates, Series 2013-C15

Fitch Rating

One State Street Plaza, 31st Floor

Attention: Commercial Mortgaged-Backed Securities Surveillance

New York NY 10004

General Contact

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 32nd Floor

New York NY 10179

Bianca A. Russo

J.P. Morgan Chase Commercial Mortgage Securities Corp.,

383 Madison Avenue, 31st Floor

New York NY 10179

Kunal K. Singh

Kroll Bond Rating Agency, Inc.,

845 Third Avnue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

U.S. Bank, National Association

190 S. LaSalle Street

Mail Code: MK-IL-SL7C

Chicago IL 60603

Laura Carroll DeBolt

U.S. Bank, National Association

US Bank Global Structured Finance

MK-IL-SL7R

190 S. LaSalle St., 7th Floor

Chicago IL 60603

Savas Apostolakis

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN: {pool name}

Columbia MD 21045 1951

Corporate Trust (CMBS)

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices